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                                                                   EXHIBIT 23.1





The Board of Directors
Golden State Bancorp Inc.:


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated February 23, 1998 included herein, relating to the consolidated balance sheets of First Nationwide (Parent) Holdings Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, comprehensive income, stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of First Nationwide (Parent) Holdings Inc.

                                         /s/  KPMG Peat Marwick LLP
                                         ----------------------------------
                                              KPMG Peat Marwick LLP

Dallas, Texas
September 14, 1998